Exhibit(10)(W)


                                    CONTRACT

                                     (DRAFT)

which was established between: on one hand, the HUNGARIAN BROADCASTING CORPORATION TELEVISION PLC., 1118
BUDAPEST, KELENHEGYI UT 39.

tax no:
account no.:

as the user (from now on: the USER),

on the other hand, the ANTENNA HUNGARIA HUNGARIAN PROGRAM TRANSMITTER AND RADIOTELECOMMUNICATIONS PLC, 1119. Budapest, XI.ker, Petzval Jozsef utca 31-33., Postal address: H-1519 Budapest, Post Box No.447.

tax no.:10834730-2-44
account no.: Magyar Kulkereskedelmi Bank Rt. 10300002-20366522-00003285

as the provider of service, (from now on: the PROVIDER), together: contracting parties (from now on: Contracting Parties), in the subject of digital satellite program distribution.

                                        I

                      SUBJECT AND CLASSIFICATION OF SERVICE

1./ The Provider undertakes the distribution of one television program signal (one video and one sound signal) under the obligations of the service providing contract according to the following:

a./ The Provider provides channel no.1 (from now on: Channel) on the transponder of the AMOS satellite designated by SPACECOM from 00:00 to 24:00 o'clock daily, from 26th of June 1997 during the time interval of the contracts obligation, for the User.

B./ The Provider undertakes, under the obligations of the present service contract, to forward the program signals provided by the User (from now on:
Program Signals) on the microwave connection developed by the Provider, from


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the studio of the User to the Budapest collecting center of the Provider, the
National Microwave Center (from now
on: OMK).

c./ The Provider digitalized and compresses the Program Signals according to the MPEG2([)VB Standard. The Provider forwards the digitalized Program Signals with QPSK modulation complying to the DVB Standard, from the OMK to the satellite transponder rented by the Provider, which irradiates the cable television head stations with adequate field strength.

d./ The Provider undertakes, under the obligations of the present service contract, to provide one base-band PAL composite video- and one analog sound channel given out by the professional IRD (Integrated Receiver Decoder) installed in the cable television head stations listed in APPENDIX 1, with the contents provided by the User.

e./ The Provider undertakes to forward the Program Signals from the OMK on the A-3 channel of the AM-micro distribution system in Budapest, with the conditions determined in the radio permission, and in the studio permission no. 136.438/1993.

f./ The Provider undertakes to provide a Teletext service as an option, following the establishment of the technical conditions.

2./   Classification of the service according to the List of Services:

List of Services No. Rate of Value Added Tax

  For points I. 1/a-d                         For point I.1/e
       0952                                        0953
        25%                                         12%




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                                       II
                                 SERVICE CHARGES

1./   The service charge items:

a./      For the services determined in point I./1./a
         Rental fee of Channel                               40,000 USD/MONTH
          that is forty thousand USD/month

b./      For the services determined in point I./1/b
         for providing the microwave connection way          350.000 FT/MONTH
         that is three hundred thousand Forints/month

c./      For the services determined in point I./1./b
         forwarding to the satellite                       1.800.000 FT/MONTH
         that is one million eight hundred thousand forints/month

d./      For the services determined in point I./1./d
         reception fee                                        20.000 FT/MONTH
                                                              RECEPTION PLACE
         that is twenty thousand forints/month/reception place

e./ For the services determined in point I./1./e the fee of AM-micro system program distribution
                                                           1.500.000 FT/MONTH
         that is one million five hundred thousand forints/month

f./      For the services determined in point I.1./f
         optional teletext service charge
         in case of actual use                               100.000 FT/MONTH
that is hundred thousand forints/month

2./      The charge items in point IT/1 do not include VALUE ADDED TAX

3./ The User is offered a discount of 16.25% from the rental fee of the Channel determined in point 11.1/a, that is, the rental fee of the S: Channel is:

          33.500 USD/MONTH, THAT IS THIRTY-THREE THOUSAND FIVE HUNDRED
          USD/MONTH.

The amount of discount is reviewed yearly, coming into effect on the 1st of January.

4./ The User is obliged to pay the service charge from the availability of the service (26TH OF JUNE 1997), according to the following:
           a./ for the time interval of the experimental service (from the 26th of June, 1997 to the l0th of July, 1997)

                     Channel rental fee 16.750 USD, that is sixteen thousand
                    seven hundred and fifty USD a fee for forwarding to satellite is not charged by the Provider, the reception fee for Tandberg-make equipment 3.000 Ft/reception place that is, three thousand forints/reception place
         b./ from the beginning of permanent services (11th of July, 1997) User pays the fees determined in point II./1.


                                      III.
                               PAYMENT CONDITIONS

1./ User transfers a security amount of 3 month's charges (II. l/a-e), at the time of signing this present contract, but at latest at the beginning of the permanent services (11th of July, 1997) to the account of the Provider.

2./ The Provider issues an invoice for the services listed in I. 1/b-f until the 10th day of the month following the given month, the settlement of which is done by bank transfer. The User undertakes to settle the invoice within 8 banking days from the receiving of the invoice.

3./ The Provider invoices the Channel rental fee according to the invoice of the satellite-operator, within 5 days from receiving that invoice, in Forints, on the MKB exchange rate valid on the issuance day of the Provider's invoice, to the User.


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User must settle the invoice by bank transfer within 8 banking days. In case of payment within deadline, the Provider does not invoice the exchange rate loss between the day of issuance and the settlement of the invoice, if the loss does not exceed 0.5 %. In case of late settlement of invoice, the Provider has the right to charge the User with the exchange rate loss between the day of the invoice issuance and the day of the transferred amount arriving on the account of the Provider, so that the exchange rate loss is endorsed in the next upcoming invoice.

4./ The Provider has the right, regarding the fees II./1./b-f, to enforce the domestic sales price index of the previous year published in the publication of the Central Statistical Office, from the 1st of January every year, earliest the 1st of January 1998.

5./ The Provider regards any other cost factors, apart from the above, e.g frequency usage fee, official fees etc. as run-through items and will shift them to the User at the time of their incident.

6./ The User is obliged to pay the service charge from the 11TH OF JULY 1997 for those satellite reception equipment which are installed at the cable television companies listed in Appendix 1. The Provider will make this list available at tile time of entering into the contract. In case of new connections, the fee payment obligation is valid from the following day after the connection.

7./ The Provider does not charge anything - connected with the reception of the program subject in this contract - for the installment, maintenance or repair of the satellite reception equipment, from the program distributors having a legal relationship with the User and listed in APPENDIX 1.

8./ The Provider obliges itself, not to charge any reception fee from the program distributors having a legal relationship with the User, for the use of the satellite reception equipment, in case of the reception of the program subject in this contract.

9./ The Provider undertakes to pay a refund to the User with the method and amount determined in APPENDIX 6 for any interruption exceeding the amount determined in point IV.9 for the services listed in points I.1/a-d, and for any interruption exceeding the amount determined in point IV.11 for the services listed in point I1./e., if the given interruption can be regarded as the Provider's fault. The Provider does not have any other compensation obligation above the amount of the fee refund. The calculation of reliability is done according to APPENDIX 4.

10./ The amount of lag from the limit determined in IV.9 and IV.11 and the amount of fee refund is calculated and settled once in a year, in the first month of the following year after the given year.

11./ The Provider has the right, in case of late payment by the User, to charge
1.25 times the central bank's base interest rate as a default interest

12./ In case the User does not fulfill its payment obligation, despite any warning, within 30 days from the due date, the Provider has the right to cancel the contract with immediate effect.

                                       IV.
                   THE RIGHTS AND OBLIGATIONS OF THE PROVIDER

1./ The Provider provides the services listed in points I. 1/a,c,d experimentally FROM 26TH OF JUNE 1997, and permanently from the 11th of July, 1997. THE Provider is not responsible for the postponement of this, if the Provider cannot hold the deadline because of a delay in obtaining any of tile necessary official permissions, through no fault of His.



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2./  The Provider provides the services listed in points I. 1/b,e permanently from THE 26TH OF JUNE, 1997.

3./ The Provider ensures the possibility of satellite reception of the program created by the User, with IDR equipment installed on the cable television head stations listed in APPENDIX 1 within 15 working days after the announcement of the signed contract between the User and the cable television companies.

4./ The Provider undertakes to provide the satellite service with conditions and quality limit values determined in APPENDIX 2.

5./ The Provider undertakes to forward the MPEG2/DVB signal according to the technical specifications and parameters given by the operators of the satellite rented by the Provider.

6./ The Provider forwards the MPEG2/DVB signal to the transponder with a scrambling that conforms to the legal rules and the licenses of the Parties.

7./ The Provider forwards a MPEG2/DVB signal scrambled by a Tandberg signal protection system to the transponder at the beginning of the service according to the order of the User.

8./ The Provider grants the User from the transmit capacity of the transponder according to the sharing plans of the capacity of the applied transponder.

9./ The Provider provides the services listed in points I.1./a-d with a reliability of 97%, on a yearly level, in 24-hours-a-day working time.

10./ The Provider undertakes to provide the program distribution quality on the AM-micro system according to the "Technical specifications of the AM-micro radio equipment," no. MA-1/93 of the Chief Supervision of Telecommunications.

11./ The Provider provides the service described in point I.1/e with a reliability of 99.5% on a yearly level, in the program time determined in the permission for studio establishment. The reliability does not include any interruption caused by any fault of the microwave connection described in point
I. 1/b.

12./ In case the service interruption is not the fault of the Provider, then this interruption is not included in the faults from which the reliability is calculated.

The following are not the fault of the Provider:
      - natural catastrophe, act of God (vis major),
      - the impossibility of approaching the cable televisions head stations because of extreme weather conditions, - an interrupt in the electric supply network (on the transmitter side of the microwave connection, and at the reception equipment) - an interrupt as a fault of the User,


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      - breakdown of the satellite, and any interruption because of the maintenance work done by the operators of the satellite, - if the outside unit of the cable televisions head station does not give an adequate signal to the input of the receiver inspite of the satisfying power density on the Earth surface (e.g. fault, antenna covered with snow) - reception failure because of extreme weather conditions.

13./ The reliability is calculated from the working interruptions. An interruption begins when the User and Provider mutually record the times and dates in files. The Parties confirm the time of fault announcement subsequently in writing (in letter or fax) according to APPENDIX 5.

14./ The control of satellite modulation is done by the Provider according to point 4./ of APPENDIX 2.

15./ The Provider ensures the appropriate technical conditions of the transmitter and receiver equipment needed for the service, according to the maintenance plan detailed in APPENDIX 3. The User makes it possible to do the maintenance work at the times of the yearly maintenance plan previously agreed and detailed in APPENDIX 3 of the contract.

16./ The Provider determines the places for fault announcement, and repair centers, connected to the receiver sides, in Appendix 1. The claim for repair can be announced by either the User or any program distributor having a legal relationship with the User.

17./ In case of breakdown, the Provider completes the reparation within 3 working days from the announcement of the breakdown.

l 8./ If the Provider decides to transfer Its digital, coded, satellite program distribution service to another satellite, then the Provider is to inform the User about this accordingly, at least 60 days before the change, and does everything that can be expected, to ensure the interruptless transfer.



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19./ The Provider undertakes to satisfy any claim for installation of new receiver equipment apart from the already installed equipment listed in APPENDIX 1, in case of an order from the User, within 60 days following the order.

                                       V.
                     THE RIGHTS AND OBLIGATIONS OF THE USER

1./ The User determines and informs the Provider continuously in writing about the address of the cable television head stations, according to APPENDIX 1, with which the User has contracted for program distribution, in order to put the IRD receiver equipment in working order.

2./ The User announces that the User demands the services of the Provider continuously, 24 hours a day, for the services listed in I.1/a-d., and according to the contents of the permission for studio establishment for the service detailed in point I.1/e.

3./ The User ensures for the Provider, the necessary conditions for the operation of the receiver equipment (e.g. place, electric supply, having an insurance for the IRD reception equipment, entering premises, and adequate reception signals to the inputs of the equipment).

4./ The User must declare and prove authentically, before signing the contract, that It fulfilled the contents of paragraph no.113, article /1/, of the 1st law in 1996.

5./ In case ORTT denies to acknowledge the registration of the satellite program service, the User is obliged to inform the Provider about this without delay, and to compensate for the justified damage of the Provider.

6./ The User undertakes that Its technical assistant makes a connection with the Switching Service of the OMK 30 minutes before the start of AM-micro radiation, to check the quality of the connection. The Switching Service records the results of the checking according to the operation procedures.

7./ The User is obliged to inform the technical assistant of the Switching Service of the OMK about any technical and quality problems during the program transmission, too. They decide together about the solution after the checking.


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8./ The User undertakes to transmit the signals with the nominal video- and sound signal levels given in APPENDIX 2 BY the Provider, onto the analog signal forwarding-transmission spot of the Provider.

9./ The User undertakes not to transmit any video signal with bad timing, or which does not conform to the CCIR recommendation, to the forwarding station of the Provider.

10./ The User undertakes to transmit, to the forwarding station of the Provider, a video and a sound signal containing program identification information, outside the active program time interval, too.

11./ The User has the right, in case of a failure of the whole system, to use any alternative permitted solution methods for that time, on His own risk and costs without any negative consequences regarding this present contract.

12./ The User undertakes to inform the subscribers in advance about the changes in the service, in the normal program time, through the program distributors having a contract relationship with the User.

13./ The User accepts that the irradiation of the destination area is determined by the radiation properties of the rented transponder.

                                       VI.
                                  OTHER MATTERS

1./ The Provider as well as the User undertake to maintain a duty service to ensure the continuous and unobjectionable service.

2./ The Provider as well as the User agree to cooperate with each other and the other companies taking part in the service to ensure the continuous and unobjectionable service.

3./ The User cannot re-sell any elements or the whole of the service to a third party without the agreement of the Provider.


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4./ This present contract comes into effect on the day of both parties signing the contract and is valid for a term of 8 years. The Parties inform each other about their plans with regard to the continuation of the service 3 months before the termination of the contract. The parts of the contract with regard to the service detailed in I.1/e are valid up to the termination date of the 1st of July, 2000 ,written in the permission for studio establishment, except if the User signs the program service contract with ORTT until the above date.

5./ The contract cannot be cancelled with normal notice in the first 5 years of taking advantage of the service, except in case of changing satellites according to the point 111.17/. After the first 5 years the time of notice is 6 months. In case the User does not accept the change of satellites, He can cancel the contract referring to this with a notice time of 30 days.

6./ The User has the night to cancel the contract immediately, if the Provider cannot provide the service continuously for 11 days on any of the reception spots for reasons blamable on the Provider.

7./  The contract is cancelled if:
     a./    if its term expires
     b./    the Parties mutually agree on cancelling it
     c./    it is cancelled with normal notice according to the point V.15.
     d./    it is cancelled with immediate notice according to point II./13.,
     e./    it is cancelled with immediate notice according to point V./6.,
     f./    if ORTT denies the acknowledgement of the registration of program service for the User.

8./ Following the signing of this present contract, the service contract no.OMK 95019 signed on the 2nd of July, 1995, becomes invalid with a notice date of 25th of June, 1997.

9./ In case of the event described in point VI.7/f, the User and Provider make a new contract for the services detailed in points I.1/b,e.


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10./ The present contract has 6 pieces of Appendix, and the declaration connected to point V./4., attached to IT, which are undetachable parts of the contract.

11./ The updating of APPENDIX 1 is the duty of the Provider, and with the modification of the Appendix the contract is modified without confirmation. The certificate of modification is the record of putting the receiving equipment into operation.

12./ The contract is made in Hungarian language, and an English translation is made after the signing.

13./ In the matters not regulated in this contract, the regulations in the Book of Civil Law of the Hungarian Republic, the LXXII. law of 1992 about Telecommunications, and the I. Law of 1996 about Radios and Televisions are authoritative.

The contract was completed in 4 copies in Hungarian, which are signed by the Contracting Parties with their approval.

Budapest, 30th of May, 1997


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           Provider                                     User